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                                                                   EXHIBIT 10.9

[LASON SYSTEMS, INC. LETTERHEAD]



April 30, 1996

William J. Rauwerdink
3172 Interlaken
Orchard Lake, Michigan 48323

Dear Bill:

Please accept this letter as an offer of employment from Lason Systems, Inc. The following outlines the general terms of the offer.

         POSITION - Chief Financial Officer and Treasurer and Executive Vice President

         BASE SALARY - $135,000 annually

         BONUS - Targeted at 50% of base annual salary

         STOCK OPTIONS - 22,000 options with an exercise price of $8.00 vesting over 5 years and governed by the existing option program rules. In the event Lason has an IPO prior to completing your first full year of employment, the first year options or 20% will vest immediately following the IPO.

         SEPARATION - In the event of termination without cause, you will be entitled to 90 days salary and bonus.

         BENEFITS - As we discussed, you will be entitled to all Lason benefits as governed by the plans.

Bill, I believe you will be a great addition to our company.

Sincerely,


/s/ Gary L. Monroe

Gary L. Monroe
Chief Executive Officer
Lason Systems, Inc.